EXHIBIT 10(k)
                         EMPLOYMENT AGREEMENT


               AMENDED AND RESTATED AGREEMENT dated the 6th day of August, 1997, by and between GUEST SUPPLY, INC., a New
     Jersey corporation (the "Company"), and PAUL T. XENIS (the
     "Employee").

                         W I T N E S S E T H:

               WHEREAS, the parties desire to amend and restate in its entirety the Employment Agreement dated July 29, 1988, as amended on May 18, 1994, between the Company and the Employee;

               WHEREAS, the Company wishes to retain the services of the Employee, and the Employee wishes to serve in the employ of the Company, upon the terms and conditions hereinafter set forth.

               NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto hereby agree as follows:

               1.   Employment.

               1.1 The Company agrees to employ the Employee, and the Employee agrees to serve in the employ of the Company, for the term set forth in Section 1.2, in the position and with the responsibilities, duties and authority set forth in Section 2 and on the other terms and conditions set forth in this Agreement.

               1.2 The term of the Employee's employment under this Agreement shall commence as of August 1, 1997 and shall terminate on July 31, 2000, unless extended or sooner terminated in accordance with this Agreement.

               1.3 As of July 31, 1998 and each subsequent July 31 during the term of this Agreement (each, an "Automatic Renewal Date"), unless either party shall have given a notice of non-extension not less than two (2) months prior to such Automatic Renewal Date, the term of this Agreement shall be extended automatically for a period of one (1) year to the first anniversary of the expiration date of the then-current term of this Agreement. Once a notice of non-extension shall have been given by either party, there shall be no further automatic extension of this Agreement.

               2. Position, Duties. The Employee shall serve in the position of Vice President - Finance of the Company. The Employee shall perform, faithfully and diligently, such duties, and shall have such responsibilities, appropriate to said positions, as shall be assigned to him from time to time by the President of the Company. The Employee shall report directly to the President of the Company. The Employee shall devote his complete and undivided attention to the performance of his duties and responsibilities hereunder during the normal working hours of executive employees of the Company.

               3. Salary. During the term of this Agreement, in consideration of the performance by the Employee of the services set forth in Section 2 and his observance of the other covenants set forth herein, the Company shall pay the Employee, and the Employee shall accept, a base salary at the rate of $137,903 per annum, payable in accordance with the standard payroll practices of the Company. The Employee shall be entitled to such increases in base salary during the term hereof as shall be determined by the Board of Directors of the Company in its sole discretion based on the performance of the Company, the performance of the Employee and increases in the cost of living.

               4.   Expense Reimbursement and Perquisites.
     During the term of this Agreement, (a) the Company shall reimburse the Employee for all reasonable and necessary out-of-pocket expenses incurred by him in connection with the performance of his duties hereunder, upon the presentation of proper accounts therefor in accordance with the Company's policies and (b) the Employee shall be entitled to such perquisites as may be made available from time to time to senior executive employees of the Company.

               5. Benefits. During the term of this Agreement, the Employee will be eligible to participate in all employee benefit plans and programs offered by the Company from time to time to its employees of comparable seniority, including but not limited to group hospitalization, surgical and major medical insurance plans, subject to the provisions of such plans and programs as in effect from time to time.

               6.   Termination of Employment.

               6.1 Death. In the event of the death of the Employee during the term of this Agreement, the Company shall continue to pay to the estate or other legal representative of the Employee the base salary provided for in Section 3 (at the annual rate then in effect) until the expiration of a period of three (3) months from the date of the Employee's death. Rights and benefits of the estate or other legal representative of the Employee under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. Neither the estate or other legal representative of the Employee nor the Company shall have any further rights or obligations under this Agreement.

               6.2 Disability. If the Employee shall become incapacitated by reason of sickness, accident or other physical or mental disability and shall be unable to perform his normal duties hereunder for a cumulative period of two
     (2) months in any period of four (4) consecutive months, the employment of the Employee hereunder may be terminated by the Company or the Employee. In the event of such termination, the Company shall continue to pay to the Employee the base salary provided for in Section 3 (at the annual rate then in effect) until the first to occur of (i) the expiration of a period of six (6) months from the date of such termination, (ii) the commencement of payment of benefits to the Employee under any disability plan or policy maintained by the Company or (iii) the expiration of a period of three (3) months from the date of death of the Employee. The Company shall continue to carry the group life, hospitalization, surgical and major medical insurance coverage for the Employee for a one (1) year period following termination of employment. Rights and benefits of the Employee under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. Neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8, 9 and 10.

               6.3 Due Cause. The employment of the Employee hereunder may be terminated by the Company at any time for Due Cause (as hereinafter defined). In the event of such termination, the Company shall pay to the Employee the base salary provided for in Section 3 (at the annual rate then in effect) accrued to the date of such termination and not theretofore paid to the Employee. Rights and benefits of the Employee under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. For purposes hereof, "Due Cause" shall mean (i) willful, gross neglect or willful, gross misconduct in the Employee's discharge of his duties and responsibilities under this Agreement, or (ii) the Employee's commission of (x) a felony or (y) any crime or offense involving moral turpitude; provided, however, the Employee shall be given written notice by a majority of the Board of Directors of the Company that it intends to terminate the Employee's employment for Due Cause, which written notice shall specify the act or acts upon the basis of which the majority of the Board of Directors of the Company intends so to terminate the Employee's employment, and the Employee shall then be given the opportunity, within fifteen (15) days of his receipt of such notice, to have a meeting with the Board of Directors of the Company to discuss such act or acts. If the basis of such written notice is other than an act described in clause (ii), the Employee shall be given seven (7) days after such meeting within which to cease or correct the performance (or nonperformance) giving rise to such written notice and, upon failure of the Employee within such seven (7) days to cease or correct such performance (or nonperformance), the Employee's employment by the Company shall automatically be terminated hereunder for Due Cause. After the satisfaction of any claim of the Company against the Employee incidental to such Due Cause, neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8, 9 and 10.

               6.4  Other Termination by the Company.  The
     Company may terminate the Employee's employment at any time for whatever reason it deems appropriate; provided, however, that in the event that such termination is not pursuant to Sections 6.1, 6.2 or 6.3:

               (A) The Company shall pay to the Employee, within thirty (30) days of the date of such termination, a lump sum amount in cash equal to (a) if such termination shall take place prior to a Change in Control (as hereinafter defined), the lesser of (i) the product of one (1) month's base salary (at the highest monthly rate in effect during the six (6) month period immediately preceding such termination) multiplied by a fraction, the numerator of which shall be the Employee's annual base salary at a rate equal to the highest annual rate in effect, pursuant to Section 3, during the six (6) month period immediately preceding such termination, and the denominator of which shall be 10,000, or (ii) three (3) times the Employee's average annualized cash compensation (base salary and bonus) during the most recent five (5) taxable years of the Company ending before the date of such termination (or during such portion of such period as the Employee was employed by, or rendered services for, the Company), less $1,000, or (b) if such termination shall take place subsequent to a Change in Control, the lesser of (i) the product of two (2) months' base salary (at the highest monthly rate in effect during the six (6) month period immediately preceding such termination) multiplied by a fraction, the numerator of which shall be the Employee's annual base salary at a rate equal to the highest annual rate in effect, pursuant to Section 3, during the six (6) month period immediately preceding such termination, and the denominator of which shall be 10,000, or (ii) three (3) times the Employee's average annualized cash compensation (base salary and bonus) during the most recent five (5) taxable years of the Company ending before the date of such termination (or during such portion of such period as the Employee was employed by, or rendered services for, the Company), less $1,000. The Employee shall be under no obligation to seek subsequent employment and upon obtaining subsequent employment shall be under no obligation to offset any amounts earned from such subsequent employment (whether as an employee, a consultant or otherwise) against such lump sum payment.

               (B) The Company shall continue to carry the group life, hospitalization, surgical and major medical insurance coverage for the Employee for a two (2) year period following termination of employment.

               (C) Other rights and benefits of the Employee under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs.

               (D)  For a period of five years following
     termination of the employment of the Employee under Section
     6.4 (the "Consulting Period"), the Company shall retain the Employee to provide such consulting services, on such projects, at such compensation and at such times as are mutually agreed to from time to time by the Employee and the Company. During the Consulting Period, the Employee shall be deemed an employee of the Company for purposes of the stock option plans and incentive plans of the Company (the "Plans"). Any options to purchase common stock, no par value (the "Common Stock"), of the Company (the "Options") heretofore or hereafter granted to the Employee pursuant to the Plans shall become fully exercisable and shall remain exercisable upon the termination of employment of the Employee until the first to occur of (a) the expiration of the term of such Options or (b) the expiration of the Consulting Period. In the event the Company terminates the Employee's services as a consultant hereunder prior to the expiration of the Consulting Period, the Employee shall be entitled to receive payment from the Company of liquidated damages in an amount equal to the aggregate Adjusted Option Spread (as hereinafter defined), it being agreed that the Employee's damages might be impossible to ascertain and that such amount constitutes a fair and reasonable amount of damages under the circumstances and is not a penalty. Any damages payable to the Employee hereunder shall be paid by the Company to the Employee within fifteen (15) days following the original expiration date of the Consulting Period. For purposes hereof, the Adjusted Option Spread with respect to each Option held by the Employee on the date of termination of the Employee's services as a consultant hereunder shall be equal to the product of (a) the number of shares of Common Stock which are subject to such Option multiplied by (b) the excess of (i) the highest Market Price (as hereinafter defined) of the Common Stock during the period commencing on the date on which such Option ceases to be exercisable as a result of the termination of the Employee's services as a consultant hereunder and terminating on the original expiration date of the Consulting Period over (ii) the greater of (x) the option exercise price per share of Common Stock under such Option or (y) the highest Market Price of the Common Stock during the period commencing on the date of termination of the Employee's services as a consultant hereunder and terminating on the date on which such Option ceases to be exercisable as a result of such termination. For purposes hereof, Market Price on any date shall mean the closing price per share of Common Stock on the New York Stock Exchange (or such other national securities exchange on which the Common Stock may be listed, if not listed on the New York Stock Exchange, or in the over-the-counter market, if not listed on a national securities exchange).

     Neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8, 9 and 10.

               6.5 Voluntary Termination. The Employee may terminate his employment with the Company at any time upon 30 days' prior written notice to the Company. In the event of such termination, the Company shall pay to the Employee the base salary provided for in Section 3 (at the annual rate then in effect) accrued to the date of such termination and not theretofore paid to the Employee. Rights and benefits of the Employee under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. Neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8, 9 and 10.

               6.6  Constructive Termination Subsequent to a
     Change in Control. Anything herein to the contrary notwithstanding, if, subsequent to a Change in Control, the
     Company:

                    (A)  demotes the Employee to a lesser
     position than provided in Section 2;

                    (B)  causes a material change in the nature
     or scope of the authorities, powers, functions, duties, or responsibilities attached to the Employee's position as described in Section 2;

                    (C)  decreases the Employee's salary below
     the level provided for in Section 3 (taking into account increases made from time to time in accordance with Section
     3);

                    (D)  fails to agree in writing (within ten
     (10) days of such Change in Control) to employ the Employee for a period of not less than one year commencing with such Change in Control on the terms and conditions set forth in this Agreement; or

                    (E)  fails to obtain the agreement of a
     successor company to assume the obligation of the Company under this Agreement as required by Section 11.1;

     then such action (or inaction) by the Company, unless consented to in writing by the Employee, shall constitute a termination of the Employee's employment by the Company pursuant to Section 6.4 (subsequent to a change in control for purposes of Section 6.4(A)). Notwithstanding the preceding sentence, within thirty (30) days after learning of the action (or inaction) constituting the basis for a Constructive Termination of Employment, the Employee shall (unless he gives written consent thereto) advise the Company in writing, that the action (or inaction) constitutes a termination of his employment pursuant to Section 6.4. In such event the Company shall have thirty (30) days in which to correct such action (or inaction) and if the Company does so correct such action (or inaction) the Employee shall not be entitled to terminate his employment under this Section as a result of such action (or inaction) (the notice provided by the Employee to the Company of the action or inaction and the Company's correction of the action or inaction, being hereinafter referred to as the "Correction Process"); provided, however, that if the Employee and the Company engage in the Correction Process three (3) times subsequent to a Change in Control, the Employee shall not thereafter be required to engage in the Correction Process and shall be entitled to treat any such subsequent action or inaction by the Company as a termination of the Employee's employment pursuant to Section 6.4 (subsequent to a change in control for purposes of Section 6.4(A)).

               6.7 Termination of Employment Following a Change in Control. The Employee may terminate his employment with the Company during the one (1) year period following a Change in Control, and such termination of employment shall be deemed to constitute a termination of the Employee's employment by the Company pursuant to Section 6.4 (subsequent to a change in control for purposes of Section 6.4(A)). For purposes of this Agreement, a Change in Control shall be deemed to have occurred if:

                    (A)  a "person" (meaning an individual, a
     partnership, or other group or association as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, other than the Employee or a group including the Employee) acquires twenty percent (20%) or more of the combined voting power of the outstanding securities of the Company having a right to vote in elections of directors and such acquisition shall not have been approved by a majority of the Continuing Directors (as hereinafter defined) then in office not later than sixty (60) days after completion of such acquisition; or

                    (B)  Continuing Directors shall for any
     reason cease to constitute a majority of the Board of Directors of the Company; or

                    (C)  the business of the Company is disposed
     of by the Company to a party or parties other than a subsidiary or other affiliate of the Company, in which the Company owns less than a majority of the equity, pursuant to a partial or complete liquidation of the Company, sale of assets (including stock of a subsidiary of the Company) or otherwise, and such disposition shall not have been approved in advance by a majority of the Continuing Directors then in office.

               For purposes of this Agreement, the term
     "Continuing Director" shall mean a member of the Board of Directors of the Company who either was a member of the Board of Directors on the date hereof or who subsequently became a Director and whose election, or nomination for election, was approved by a vote of at least two-thirds of the Continuing Directors then in office.

               7.   Confidential Information.

               7.1 The Employee shall, during the Employee's employment with the Company and thereafter, treat all confidential material confidentially and, except in accordance with the terms of this Agreement, shall not, without the prior written consent of a majority of the Board of Directors of the Company, disclose such material, directly or indirectly, to any party not at the time of such disclosure an employee or agent of the Company, or remove from the Company's premises any notes or records relating thereto, copies or facsimiles thereof (whether made by electronic, electrical, magnetic, optical, laser, acoustic or other means), or any other property of the Company. The Employee agrees that all confidential material, together with all notes and records of the Employee relating thereto, and all copies or facsimiles thereof in the possession of the Employee (whether made by the foregoing or other means) are the exclusive property of the Company. The Employee shall not in any manner use any confidential material, or any other property of the Company, in any manner not specifically directed by the Company or in any way which is detrimental to the Company, as determined by a majority of the Board of Directors of the Company in its sole discretion.

               7.2  For the purposes hereof, the term
     "confidential material" shall mean all information in any way concerning the activities, business or affairs of the Company or the Company's customers and clients, including, without limitation, information concerning trade secrets and the preparation of raw material for, manufacture of, and/or finishing processes utilized in the production of, the products or projects of the Company and/or any improvements therein, together with all sales and financial information concerning the Company and any and all information concerning projects in research and development or marketing plans for any such products or projects, and all information concerning the practices, customers and clients of the Company, and all information in any way concerning the activities, business or affairs of any of such customers or clients, as such, which is furnished to the Employee by the Company or any of its agents, customers or clients, as such, or otherwise acquired by the Employee in the course of the Employee's employment with the Company; provided, however, that the term "confidential material" shall not include information which (i) becomes generally available to the public other than as a result of a disclosure by the Employee, (ii) was available to the Employee on a non-confidential basis prior to his employment with the Company or (iii) becomes available to the Employee on a non-confidential basis from a source other than the Company or any of its agents, customers or clients, as such, provided that such source is not bound by a confidentiality agreement with the Company or any of such agents, customers or clients.

               7.3 Promptly upon the request of the Company, the Employee shall deliver to the Company all confidential material in the possession of the Employee without retaining a copy thereof, unless, in the opinion of counsel for the Company, either returning such confidential material or failing to retain a copy thereof would violate any applicable Federal, state, local or foreign law, in which event such confidential material shall be returned without retaining any copies thereof as soon as practicable after such counsel advises that the same may be lawfully done.

               7.4 In the event that the Employee is required, by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process, to disclose any confidential material, the Employee shall provide the Company with prompt notice thereof so that the Company may seek an appropriate protective order and/or waive compliance by the Employee with the provisions hereof; provided, however, that if in the absence of a protective order or the receipt of such a waiver, the Employee is, in the opinion of counsel for the Company, compelled to disclose confidential material not otherwise disclosable hereunder to any legislative, judicial or regulatory body, agency or authority, or else be exposed to liability for contempt, fine or penalty or to other censure, such confidential material may be so disclosed.

               8.   Intellectual Property.  Any and all
     inventions made, developed or created by the Employee (whether at the request or suggestion of the Company or otherwise, whether alone or in conjunction with others, and whether during regular hours of work or otherwise) (a) during the period of this Agreement, or (b) within a period of one (1) year after the date of termination of employment hereunder, which may be directly or indirectly useful in, or relate to, the business of or tests being carried out by the Company, shall be promptly and fully disclosed by the Employee to the Board of Directors of the Company and shall be the Company's exclusive property as against the Employee, and the Employee shall promptly deliver to an appropriate representative of the Company as designated by the Board of Directors all papers, drawings, models, data and other material relating to any invention made, developed or created by him as aforesaid. The Employee shall, at the request of the Company and without any payment therefor, execute any documents necessary or advisable in the opinion of the Company's counsel to direct issuance of patents or copyrights to the Company with respect to such inventions as are to be the Company's exclusive property as against the Employee or to vest in the Company title to such inventions as against the Employee. The expense of securing any such patent or copyright shall be borne by the Company.

               9. Non-Competition. The Employee acknowledges that the services to be rendered by him to the Company are of a special and unique character. The Employee agrees that, in consideration of his employment hereunder, the Employee will not (a) during the term of this Agreement and thereafter for a period of one (1) year commencing on the date of termination of his employment with the Company (i) engage, directly or indirectly, whether as principal, agent, distributor, representative, consultant, stockholder (other than an investment of not more than 5% of the stock of equity of any corporation the capital stock of which is publicly traded), employee or otherwise, in any activity or business venture which is competitive with the business conducted or proposed to be conducted by the Company as of the date of termination of his employment with the Company or (ii) solicit or entice or endeavor to solicit or entice away from the Company any person who was an officer, employee or consultant of the Company, either on his own account or for any person, firm, corporation or other organization, whether or not such person would commit any breach of his contract of employment by reason of leaving the service of the Company, and the Employee agrees not to employ, directly or indirectly, any person who was an officer or employee of the Company or who by reason of such position at any time is or may be likely to be in possession of any confidential information or trade secrets relating to the businesses or products of the Company, or (b) at any time, take any action or make any statement the effect of which would be, directly or indirectly, to impair the good will of the Company or the business reputation or good name of the Company, or be otherwise detrimental to the interests of the Company, including any action or statement intended, directly or indirectly, to benefit a competitor of the Company.

               10. Equitable Relief. In the event of a breach or threatened breach by the Employee of any of the provisions of Sections 7, 8 or 9 of this Agreement, the Employee hereby consents and agrees that the Company shall be entitled to an injunction or similar equitable relief from any court of competent jurisdiction restraining the Employee from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed by the Employee under any of such provisions, without the necessity of showing any actual damage or that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity which it may have.

               11.  Successors and Assigns.

               11.1 Assignment by the Company. The Company shall require any successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in this Section, the "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law and this Agreement shall be binding upon, and inure to the benefit of, the Company, as so defined.

               11.2 Assignment by the Employee. The Employee may not assign this Agreement or any part thereof without the prior written consent of a majority of the Board of Directors of the Company; provided, however, that nothing herein shall preclude one or more beneficiaries of the Employee from receiving any amount that may be payable following the occurrence of his legal incompetency or his death and shall not preclude the legal representative of his estate from receiving such amount or from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate. The term "beneficiaries", as used in this Agreement, shall mean a beneficiary or beneficiaries so designated to receive any such amount or, if no beneficiary has been so designated, the legal representative of the Employee (in the event of his incompetency) or the Employee's estate.

               12.  Governing Law.  This Agreement shall be
     deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New Jersey applicable to contracts to be performed entirely within such State.

               13. Entire Agreement. This Agreement contains all the understandings and representations between the parties hereto pertaining to the subject matter hereof and supersedes all undertakings and agreements, whether oral or in writing, if any there be, previously entered into by them with respect thereto.

               14.  Amendment, Modification, Waiver.  No
     provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Employee and by a duly authorized representative of the Company other than the Employee. Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either party hereto in exercising any right, power or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

               15.  Arbitration.  Any controversy or claim
     arising out of or relating to this Agreement, or any breach thereof, shall, except as provided in Section 10, be settled by binding arbitration in accordance with the rules of the American Arbitration Association then in effect and judgment upon such award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be held in the area where the Company then has its principal place of business.

               16.  Attorneys' Fees and Costs.    All attorneys'
     fees, costs and expenses incurred by the prevailing party in connection with any litigation pursuant to Section 10 or any arbitration pursuant to Section 15 shall be borne by the non-prevailing party.

               17. Notices. Any notice to be given hereunder shall be in writing and delivered personally or sent by certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or at such other address as such party may subsequently designate by like notice:

               If to the Company:

                    Guest Supply, Inc.
                    4301 U.S. Highway One South
                    Post Office Box 902
                    Monmouth Junction, New Jersey 08852-0902

               If to the Employee:

                    Mr. Paul T. Xenis
                    27 Marc Drive
                    Dayton, New Jersey 08810

               18. Severability. Should any provision of this Agreement be held by a court or arbitration panel of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court or arbitration panel is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by the court or arbitration panel shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

               19.  Withholding.  Anything to the contrary
     notwithstanding, all payments required to be made by the Company hereunder to the Employee or his beneficiaries, including his estate, shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company, may, in its sole discretion, accept other provision for payment of taxes as permitted by law, provided it is satisfied in its sole discretion that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

               20. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

               21.  Titles.  Titles of the sections of this
     Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                        GUEST SUPPLY, INC.



                                          By /s/ Clifford W. Stanley
                                          Name: Clifford W. Stanley
                                          Title: President


                                          /s/ Paul T. Xenis
                                             Paul T. Xenis
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